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                                 [LETTERHEAD]

                               January 10, 2000


VIA EDGAR


Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549


         Re:  Venturi Technologies, Inc. Form S-3 Registration Statement


Ladies and Gentlemen:

         We hereby consent to being named in the Form S-3 Registration Statement (the "Registration Statement") and in the Prospectus constituting a part thereof, as amended from time to time, as issuer's counsel and the attorneys who will pass upon legal matters in connection with the issuance or registration of the securities, and to the filing of our opinion as an Exhibit to the Registration Statement.


                                       Very truly yours,

                                       MACKEY PRICE & WILLIAMS

                                       By: /s/ Randall A. Mackey
                                          ---------------------------
                                          Randall A. Mackey

RAM:dt
Enclosure
cc:  Randy K. Johnson (w/encls.)